EXHIBIT 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the reference to us under the heading “Experts” in this Post-Effective Amendment Number 2 to Registration Statement Number 333-119259 on Form S-1 of Campbell Strategic Allocation Fund, L.P.

/s/ DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 2, 2006